                                                                    EXHIBIT 10.3


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                        PHOENIX INTERNATIONAL LTD., INC.
                                       AND
                               RAJU M. SHIVDASANI





                          DATED AS OF MARCH 20TH, 1998

                                TABLE OF CONTENTS

1.    Employment.....................................................................................1

2.    Term...........................................................................................1

3.    Compensation and Benefits......................................................................2

4.    Termination....................................................................................3

5.    Rights to Work Product.........................................................................6

6.    Noncompetition, Nonsolicitation, Confidentiality and Related Matters...........................6

7.    Successors; Binding Agreement..................................................................9

8.    Settlement of Claims..........................................................................10

9.    Fees and Expenses.............................................................................10

10.   Notice........................................................................................10

11.   Modification and Waiver.......................................................................10

12.   Governing Law.................................................................................10

13.   Severability..................................................................................10

14.   Entire Agreement..............................................................................10

15.   Headings......................................................................................11

16.   Counterparts..................................................................................11

17.   Definitions...................................................................................11

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between PHOENIX INTERNATIONAL LTD., INC., a Florida corporation (the "Company"), and Raju M. Shivdasani, an individual resident of Florida (the "Executive"), as of this 20th day of March 1998.

         The Company presently employs the Executive as its President and Chief Operating Officer. The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company is substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements which the Board has determined will reinforce and encourage the continued dedication of the Executive to the Company and will promote the best interests of the Company and its stockholders. The Executive is willing to continue to serve the Company on the terms and conditions herein provided.

         As of the Effective Date, this Agreement supersedes, restates and replaces in its entirety any prior understanding of the parties, whether written or oral, including but not limited to the Employment Agreement dated July 16, 1996 by and between the Company and the Executive. Certain terms used in this Agreement are defined in Section 15.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree (as of the Effective Date) that:

                  1. Employment. The Company shall continue to employ the Executive, and the Executive shall continue to serve the Company, as President and Chief Operating Officer upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities as are consistent with his position and which may be set forth in the Bylaws or assigned by the Board or the Chief Executive Officer from time to time. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

                  2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for a continuing term (the "Term") of three years, which shall be extended automatically (without further action of the Company or the Executive) each day for an additional day so that the remaining term shall continue to be three years; provided, however, that either party may at any time, by written notice to the other, fix the Term to a finite term of three years, without further automatic extension, commencing with the date of such notice.

                  3. Compensation and Benefits.

                  a. The Company shall pay the Executive a salary at a rate of not less than $175,000 per annum in accordance with the salary payment practices of the Company. The Board (or an appropriate committee of the Board) shall review the Executive's salary at least annually and may increase the Executive's base salary if it determines in its sole discretion that an increase is appropriate. The Company shall also pay (if applicable) to the Executive directors' fees for his service on the Board of Directors of the Company or any of its subsidiaries in accordance with the director compensation practices of the Company.

                  b. The Executive shall participate in a management incentive program and shall be eligible to receive quarterly payments of a bonus, in an amount determined by the Compensation Committee based upon achievement of targeted levels of performance and such other criteria as the Compensation Committee shall establish from time to time pursuant to that program. In addition, the Compensation Committee shall annually consider the Executive's performance and determine if any additional bonus is appropriate. For the fiscal year ending December 31, 1998, the annualyzed bonus for the Executive has been set at $85,000 provided certain performance criteria are met.

                  c. The Executive shall continue to participate in the 1995 Phoenix International Ltd., Inc. Employee Stock Option Plan adopted by the Board on October 21, 1995, as amended (the "Plan"), and be eligible for the grant of additional stock options, restricted stock and other awards thereunder. Nothing contained in this Agreement shall be deemed to alter or amend the terms of any outstanding grants or awards thereunder.

                  d. The Executive shall continue to participate in all retirement, welfare, deferred compensation, life and health insurance (including health insurance for Executive's spouse and his dependents), and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to employees of the Company or to a class of employees that includes senior executives of the Company; provided, however, that during any period during the Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under this
Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

                  e. The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status (in the reasonable opinion of the Executive) or, in lieu thereof, shall provide the Executive with an annual allowance of not less than $12,000 to partially cover the cost of the business use of an automobile owned or leased by the Executive.

                  f. The Company shall reimburse the Executive's reasonable expenses for dues and capital assessments for country and dining club memberships currently held by the Executive; provided, however, that if the Executive during the term of his employment with the Company ceases his membership in any such clubs and any bonds or other capital payments made by the Company are repaid to the Executive, the Executive shall pay over such payments to the Company.

                  g. The Company shall continue to reimburse the Executive for travel, seminar, and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the historic practices of the Company.

                  4. Termination.

                  a. The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

                           (i)      upon the death of the Executive;

                           (ii)     by the Company, in accordance with
                                    applicable state and federal laws and
                                    regulations, due to the Disability of the Executive (meaning the inability of the Executive to perform substantially all of his current duties as required hereunder for a continuous period of 90 days because of mental or physical condition, illness or injury) upon delivery of a Notice of Termination to the Executive;

                           (iii) by the Company for Cause upon delivery of a Notice of Termination to the Executive;

                           (iv) prior to a Change in Control, by the Company without Cause upon no less than ninety (90) days written notice to the Executive, provided the Company satisfies the provisions of Section 4d. hereof; and

                           (v) by the Executive for any reason upon delivery of a Notice of Termination to the Company within a 90-day period beginning on the 30th day after any occurrence of a Change in Control or within a 90-day period beginning on the one year anniversary of the occurrence of a Change in Control.

                  b. If the Executive's employment with the Company shall be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within 15 days after the Termination Date, a lump sum cash payment equal to the Accrued

Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

                  c. If the Executive's employment with the Company shall be terminated after a Change in Control either (i) by the Company without Cause or otherwise in violation of this Agreement or (ii) by the Executive for any reason, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

                           (i) the Company shall pay the Executive in cash within 15 days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

                           (ii) the Company shall pay to the Executive in cash at the end of each of the 36 consecutive 30-day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount and the Bonus Amount;

                           (iii) for the period from the Termination Date through the date that Executive attains the age of 65 (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plan, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; and

                           (iv)     the restrictions on any outstanding
                                    incentive awards (including stock options) granted to the Executive under the Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all stock options granted to the Executive shall become 100% vested.

                  d. If, prior to a Change in Control, the company terminates the Executive without Cause, the Company shall pay the Executive in cash:

                           (i) within fifteen (15) days of the Termination Date, an amount equal to all Accrued Compensation and the Pro Rata Bonus; and

                           (ii) at the end of each of the thirty-six (36) consecutive thirty (30) day periods following the Termination Date, an amount equal to one-twelfth (1/12) of the sum of the Base Amount and the Bonus Amount, and

                           (iii)    the restrictions on any outstanding
                                    incentive awards (including stock options) granted to the Executive under the Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all stock options granted to the Executive shall become 100% vested.


                  e. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 4(c)(iii).

                  f. In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  g. The severance pay and benefits provided for in this Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement and shall be deemed to be in consideration of the covenants made by Executive in Sections 5 and 6 of this Agreement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

                  h. In the event that the Executive's employment hereunder is terminated for any reason, the Executive shall, and does hereby, tender his resignation as a director of the Company and its affiliates effective as of the date of termination.

         5. Rights to Work Product. Except as expressly provided in this Agreement, the Company alone shall be entitled to all benefits, profits and results arising from or incidental to Executive's performance under this Agreement. To the greatest extent possible, any work product, property, data, documentation or information or materials prepared, conceived, discovered, developed or created by Executive in connection with performing his employment responsibilities during the Term ("Work Product") shall be deemed to be "work made for hire" as defined in the Copyright Act, 17 U.S.C.A. ss. 101 et seq., as amended, and owned exclusively and perpetually by the Company. Executive hereby unconditionally and irrevocably transfers and assigns to the Company all intellectual property or other rights, title and interest Executive may currently have (or in the future may have) by operation of law or otherwise in or to any Work Product. Executive agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate to vest complete and perpetual title and ownership of any Work Product and all associated rights exclusively in the Company. The Company shall have the right to adapt, change, revise, delete from, add to and/or rearrange the Work Product or any part thereof written or created by Executive, and to combine the same with other works to any extent, and to change or substitute the title thereof, and in this connection Executive hereby waives the "moral rights" of authors as that term is commonly understood throughout the world including, without limitation, any similar rights or principles of law which Executive may now or later have by virtue of the law of any locality, state, nation, treaty, convention or other source. Unless otherwise specifically agreed, Executive shall not be entitled to any compensation in addition to that provided for in Section 3 of this Agreement for any exercise by the Company of its rights set forth in this Section 5.

         6. Noncompetition, Nonsolicitation, Confidentiality and Related
Matters.

                  (a) Executive acknowledges that during the course of his employment, Executive will have significant access to, and involvement with, the Company's Trade Secrets, Confidential Information and customers. Executive further acknowledges that the Company has a reasonable and legitimate interest in protecting its Trade Secrets, Confidential Information, and customer goodwill. As a result Executive acknowledges and agrees that the covenants set forth below are reasonable and necessary to protect and preserve the business interests of the Company, including, but not limited to: the Company's Trade Secrets; its

Confidential Information; its relationships with its prospective or existing customers; its customer goodwill; and the extraordinary and specialized training that the Company has provided to the Executive. The Executive further acknowledges and agrees that the Company would suffer great loss and irreparable damage if the Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in Section 5 or 6, and that money damages will be insufficient to compensate for any breaches thereof. Executive further acknowledges and agrees that the existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants contained in this Agreement. The Executive further acknowledges and agrees that: each of these covenants and agreements in Sections 5 and 6 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and, the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges and agrees that if any of the provisions of Section 5 or 6 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

                  (b) Through exercise of his rights and performance of his obligations under this Agreement, Executive will be exposed to "Trade Secrets" and "Confidential Information" (as those terms are defined below). "Trade Secrets" shall mean information or data of or about the Company including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Executive's obligations under this Agreement. Except as required to perform his or her obligations under this Agreement or except with Company's prior written permission, Executive shall not use, redistribute, market, publish, disclose or divulge to any other person or entity any Trade Secrets of the Company. The Executive's obligations under this provision shall remain in force (during or after the Term) for so long as such information or data shall continue to constitute a "trade secret" under applicable law. Executive agrees to cooperate with any and all confidentiality requirements of the Company and Executive shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets of which Executive becomes aware.

                  (c) The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Company, not to use or disclose the Company's Confidential Information, either during the term of his employment or for a period of two years after the Executive's last date of employment, so long as the pertinent data or information remains Confidential Information. "Confidential Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company as Confidential Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive.

                  (d) Upon termination of employment, the Executive shall leave with the Company all business records relating to the Company including, without limitation, all contracts, calendars, and other materials or business records concerning its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Executive prepared such materials or records. Upon such termination, the Executive shall retain no copies of any such materials.

                  (e) As set forth above, the Executive shall not disclose Trade Secrets or Confidential Information. However, nothing in this provision shall prevent the Executive from disclosing Trade Secrets or Confidential Information pursuant to a court order or court-issued subpoena, so long as the Executive first notifies the Company of said order or subpoena in sufficient time to allow the Company to seek an appropriate protective order. The Executive agrees that if he receives any formal or informal discovery request, court order, or subpoena requesting that he disclose Trade Secrets or Confidential Information, he will immediately notify the Company and provide the Company with a copy of said request, court order, or subpoena.

                  (f) If the Executive's employment with the Company ceases for any reason, including, but not limited to, termination or resignation, then for a period of one year following the Executive's last day of employment with the Company, the Executive shall not (without the prior written consent of the Company) compete with the Company in any way. Specifically, Executive shall not serve as an officer of, director of, employee of, or consultant to a Competing Business in the Territory; shall not directly or indirectly form a Competing Business in the Territory; and shall not directly or indirectly acquire more than a 5% investment in a Competing Business in the Territory. For purposes of section 6, subsections (f) through (h) of this Agreement, "Competing Business" shall be defined as any business which engages in the development, marketing or implementation of core retail banking software (the "Product") directly or through a software service bureau to the banking or financial industry in the Territory. The "Territory" shall be defined as the entire United States of America, and any other country in which the Executive performed any of his job duties on behalf of the Company, including but not limited to contacting by telephone or correspondence customers or prospective customers within that country, during the last two years of his employment with the Company.

                  (g) If the Executive's employment with the Company ceases for any reason, including, but not limited to, termination or resignation, then for a period of one year following the Executive's last day of employment with the Company, the Executive shall not (without the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to or for a Competing Business located in the Territory, any person or entity that was a customer or a prospective customer of the Company on the Executive's last date of employment.

                  (h) If the Executive's employment with the Company ceases for any reason, including, but not limited to, termination or resignation, then for a period of one year following the Executive's last day of employment with the Company, the Executive shall not (without the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, to any Competing Business located in the Territory, any person who was an employee of or consultant to the Company during the period of Executive's employment. This provision shall apply to each and every such employee or consultant of the Company, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

                  i. The Executive and the Company hereby acknowledge that it may be necessary to amend this Agreement from time to time to modify the terms of this Section 6, the definition of the term "Territory," and the definition of the term "Business," to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Executive's activities by this
Section 6 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Company.

                  7. Successors; Binding Agreement.

                  a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                  8. Settlement of Claims. Following a Change in Control, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment or defense which the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  9. Fees and Expenses. The Company shall pay all legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of (a) the termination of the Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) above occurred on or after a Change in Control.

                  10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

                  11. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Florida.

                  13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                  15. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  17. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  a. "Accrued Compensation" shall mean any earned, accrued but unpaid compensation, as of the Termination Date. Accrued compensation may include, as appropriate, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and (iii) bonuses and incentive compensation, if any.

                  b. "Adequate Justification" shall mean the occurrence after a Change in Control of any of the following events or conditions: (i) a material failure of the Company to comply with the terms of this Agreement; (ii) any relocation of the Executive outside the metropolitan area where the Company's principal executive office is located that is not approved by members of the Incumbent Board (as such term is defined under Section 15(i)(ii)); or (iii) other than as provided for herein, the removal of the Executive from the position of President and Chief Operating Officer or any other substantial diminution in the Executive's authority or the Executive's responsibilities that is not approved by members of the Incumbent Board.

                  c. "Base Amount" shall mean the Executive's annual base salary in effect on the Termination Date. It may also include amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company, if those amounts are accrued and payable under the terms of those benefit plans. Nothing in this Agreement is intended to modify or amend those plans.

                  d.  "Board" shall have the meaning set forth in the recitals.

                  e. "Bonus Amount" shall mean the greater of (i) the most recent annual bonus paid or payable to the Executive, or, if greater, the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred or (ii) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive).

                  f. "Business" shall mean the development, marketing or implementation of core retail banking software directly or through a software service bureau to the banking and financial industry, and any other related business which the Company or any of its affiliates is engaged in as of the date of termination of employment.

                  g. "Bylaws" shall mean the Amended and Restated Bylaws of the Company, as amended, supplemented or otherwise modified from time to time.

                  h. The termination of the Executive's employment shall be for "Cause" if it is the result of:

                           (i) any act that (A) constitutes, on the part of the Executive, fraud, dishonesty, or gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and
                                    (B) is demonstrably likely to lead to
                                    material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; provided, however, that such conduct shall not constitute Cause:

                                    (A)      unless (1) there shall have been
                                             delivered to the Executive a
                                             written notice setting forth with
                                             specificity the reasons that the
                                             Board believes the Executive's
                                             conduct constitutes the criteria
                                             set forth in clause (i), (2) the
                                             Executive shall have been provided
                                             the opportunity, if such behavior
                                             is susceptible to cure, to cure the
                                             specific inappropriate behavior
                                             within 30 days following written
                                             notice, and (3) after such 30-day
                                             period, the Board of Directors
                                             determines that the behavior has
                                             not been cured, and (4) the
                                             termination is evidenced by a
                                             resolution adopted in good faith by
                                             two-thirds of the members of the
                                             Board (other than the Executive);
                                             or

                                    (B)      if such conduct (1) was believed by
                                             the Executive in good faith to have
                                             been in or not opposed to the
                                             interests of the Company, and (2)
                                             was not intended to and did not
                                             result in the direct or indirect
                                             gain to or personal enrichment of
                                             the Executive; or

                           (ii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony; or

                           (iii) the failure of the Executive to perform his duties hereunder in a manner satisfactory to the Board of Directors, as recommended by the Chief Executive Officer and as determined by the Board of Directors in its sole discretion; provided, however, that the Executive shall have 60 days to cure such failure after receiving notice from the Company. The Company shall be obligated to provide only one notice to the Executive pursuant to this Section 16(h)(iii). Thereafter, the Company may terminate the Executive, without the Executive having a right to cure, if the Executive fails to perform his duties in a manner satisfactory to the Board of Directors, as recommended by the Chief Executive Officer and as determined by the Board of Directors in its sole discretion.

                  i. A "Change in Control" shall mean the occurrence during the Term of any of the following events after:

                           (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (ii) The individuals who, as of the date of the Effective Date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934
                                    Act) or other actual or threatened
                                    solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii)    Approval by stockholders of the Company of:

                                    (A)      A merger, consolidation or
                                             reorganization involving the
                                             Company, unless

                                             (1)     the stockholders of the
                                                     Company, immediately before
                                                     such merger, consolidation
                                                     or reorganization, own,
                                                     directly  or indirectly,
                                                     immediately following such
                                                     merger, consolidation or
                                                     reorganization, at least
                                                     two-thirds of the combined
                                                     voting power of the
                                                     outstanding voting
                                                     securities of the
                                                     corporation resulting from
                                                     such merger or
                                                     consolidation or
                                                     reorganization (the
                                                     "Surviving Corporation") in
                                                     substantially the same
                                                     proportion as their
                                                     ownership of the Voting
                                                     Securities immediately
                                                     before such merger,
                                                     consolidation or
                                                     reorganization, and

                                             (2)     the individuals who were
                                                     members of the Incumbent
                                                     Board immediately prior to
                                                     the execution of the
                                                     agreement providing for
                                                     such merger, consolidation
                                                     or reorganization
                                                     constitute at least
                                                     two-thirds of the members
                                                     of the board of directors
                                                     of the Surviving
                                                     Corporation.

                                             (A transaction described in clauses
                                             (1) and (2) shall herein be
                                             referred to as a "Non-Control
                                             Transaction").

                                    (B)      A complete liquidation or
                                             dissolution of the Company; or

                                    (C)      An agreement for the sale or other
                                             disposition of all or substantially
                                             all of the assets of the Company to
                                             any Person (other than a transfer
                                             to a Subsidiary).

                           (iv) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a

                                    "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  j. "Compensation Committee" shall mean the compensation committee of the Board.

                  k. "Competing Business" shall mean any business which engages in the development, marketing or implementation of core retail banking software (the "Product"), directly or through a software service bureau to the banking or financial industry in the Territory.

                  l. "Confidential Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive.

                  m. "Continuation Period" shall have the meaning ascribed to it in Section 4(c)(iii).

                  n. "Disability" shall mean the inability of the Executive to perform substantially all of his current duties as required hereunder because of mental or physical condition, illness or injury.

                  o. "Effective Date" shall mean the date set forth in the recitals.

                  p. "Notice of Termination" shall mean a written notice of termination from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  q. "Plan" shall mean the 1995 Phoenix International Ltd., Inc. Employee Stock Option Plan adopted by the Board on October 21, 1995, as amended.

                  r. "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

                  s. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

                  t. "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                  u. "Territory" shall mean the entire United States of America, and any other country in which the Executive performed any of his job duties on behalf of the Company, including but not limited to contracting by telephone or correspondence customers or prospective customers within that country, during the last two years of his employment with the company.

                  v. "Trade Secrets" shall mean information or data of or about the Company, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use, and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Executive's obligations under this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Executive has signed this Agreement, effective as of the date first above written.


PHOENIX INTERNATIONAL LTD., INC.             EXECUTIVE


By: /s/ Bahram Yusefzadeh                    /s/  Raju M. Shivdasani
    ---------------------------              -----------------------
    Name: Bahram Yusefzadeh                  Raju M. Shivdasani
    Title: Chairman & CEO